UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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United Parcel Service, Inc.

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Exercise Your Right to Vote Important Notice Regarding the Availability of Proxy Materials for the Shareowner Meeting to Be Held on May 5, 2011. UNITED PARCEL SERVICE, INC, Meeting Information Meeting Type; Annual For holders as of: March 7, 2011 Date; May 5, 2011 Time: 8;00 a.m. (Eastern Time) Location; Hotel du Pont 11 th and Market Streets Wilmington Delaware 19801 UNITED PARCEL SERVICE, INC. INVESTOR RELATIONS B/T-7 55 GLENLAKE PARKWAY, N.E. ATLANTA, 6A 3032 You are receiving this communication because you hold shares in the above named company. This is not a ballot You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side), We encourage you to access and review all of the important information contained in the proxy materials before voting,

— Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENT ANNUAL REPORT How to View Online: Have the information that is printed in the box marked by the arrow (located onthe following page) and visit; www,proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one, There is NO charge for requesting a copy. Please choose one of the following methods to make your request; BY INTERNET: www.proxyvote.com BY TELEPHONE: 1 -800-579-1639 BY E.-MAIL.*: sendrnaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 21, 2011 to facilitate timely delivery. — How To Vote — Please Choose One of the Following Voting Methods Vote In Person: Shareowners may attend the meeting and vote in person. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by lnternet,go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow —) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items The board of directors recommends you vote for all 11 director nominees. 1. To elect 11 directors nominated by the board of directors to serve until the 2012 annual meeting of shareowners. Nominees: 1a) F. Duane Ackerman The board of directors recommends you vote for the approval, on an advisory basis, of executive compensation. 1b) Michael J. Burns 2, To approve, by advisory vote, executive compensation. 1c) D, Scott Davis The board of directors recommends for an advisory vote on executive compensation every 3 Years. 1d) Stuart E. Eizenstat 3, To recommend, by advisory vote, the frequency of future executive compensation votes, 1e) Michael L Eskew The board of directors recommends you vote for the ratification of the appointment of our independent 1f) William R.Johnson registered public accountants. 4. To ratify the appointment of Deloitte &. Touche LLP as 1 g) Ann M, Livermore UPS’s independent registered public accountants for the year ending December 31, 2011, 1h) Rudy H.P. Markham 5. In their discretion upon such other matters as may properly come before the meeting or any adjournments or 1i) Clark T. Randt, Jr. postponements thereof. 1J) John W, Thompson 1k) Carol B, Tome M30285-P06443

Directions to the Shareowner Meeting

FROM PHILADELPHIA ON I-95 SOUTH

1. Take I-95 South through Chester to Wilmington.
2. Follow I-95 South to Exit 7A marked "52 South, Delaware Ave."
3. Follow exit road (11th Street) to intersection with Delaware Ave. marked "52 South, Business District."
4. At the Delaware Ave. intersection, bear left, continuing on 11th Street.
5. Follow 11th Street through four traffic lights. Hotel du Pont is on the right.

FROM ROUTE 202

1. Follow Route 202 to I-95 intersection. Take I-95 South.
2. From I-95 South, follow steps 2 - 5 above.

FROM DOWNSTATE DELAWARE

1. Take Route 13 North, into Wilmington.
2. Follow signs marked "North Business, Route 13" to the eighth traffic light.
3. At the eighth light, make a left onto 10th Street.
4. Follow 10th Street three blocks to Orange Street, and make a right on Orange.
5. Next block is 11th Street. Turn right; Hotel du Pont is on the right.

FROM BALTIMORE ON I-95 NORTH

1. Follow I-95 North to Wilmington, take Exit 7 marked "Route 52, Delaware Ave."
2. From right lane, take Exit 7 onto Adams Street.
3. At the third traffic light on Adams Street, turn right. Follow sign marked "52 South, Business District."
4. At the Delaware Ave. intersection, bear left, continuing on 11th Street.
5. Follow 11th Street through four traffic lights. Hotel du Pont is on the right.

FROM NEW JERSEY
(NEW JERSEY TURNPIKE)

1. Take the New Jersey Turnpike South to Delaware Memorial Bridge.
2. After crossing the Delaware Memorial Bridge, follow signs to I-95 North.
3. From I-95 North, follow steps 1 - 5 above.

M30286-P06443